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                                                                   EXHIBIT 10.40

                              CONSULTANT AGREEMENT


         This Consultant Agreement is entered into by and between Oakley, Inc., a Washington corporation whose principal place of business is located at One Icon, Foothill Ranch, CA ("Oakley") and Mike D. Parnell, whose address is 96 Main Street, Eastsound, WA 98245 ("Parnell"/"Consultant") effective this 14th day of February, 2000.

         WHEREAS, Parnell owns Oakley stock of substantial value and has been employed by Oakley since 1985 in many capacities such as Chief Executive Officer, Vice-President, Vice-Chairman of the Board and Consultant;

         WHEREAS, the parties previously entered into an Amended and Restated Consultant Agreement dated May 12, 1998 ("the 1998 Agreement");

         WHEREAS, Parnell has terminated his employment with Oakley; and

         WHEREAS, pursuant to paragraph 2 of the 1998 Agreement, Oakley and Parnell desire that Parnell continue to provide consulting services to Oakley.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Parnell and Oakley have agreed and do hereby agree as follows:

         1. CONSULTING SERVICES. Parnell agrees to provide consulting services to Oakley within the scope of Parnell's training, expertise and experience, including but not limited to, marketing and sales strategies. Consultant will provide such consulting services by telephone, when possible, at the offices of Oakley when necessary, or at other locations as needed for a maximum of ten (10) hours per month, and shall report directly to Jim Jannard, Chairman of the Board. Parnell shall not be required to follow a regular or daily work schedule and Oakley will not have any control over the manner in which Parnell provides his services to Oakley.

         2. TERM. This Consultant Agreement shall be in effect for a period of two (2) years from the date of its execution.


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         3.       COMPENSATION.  In return for the consulting services as
provided for herein, Parnell or the M&M Parnell Revocable Trust dated 8/27/90 shall be paid $100,000. The $100,000 compensation will be paid during the first year of this Consultant Agreement in twelve (12) equal monthly installments beginning on the month after the execution of this Consultant Agreement.

         4.       ADDITIONAL COMPENSATION.

                  (a) As and for further compensation, Parnell shall be entitled to the continued use of the Oakley Washington offices located in East Sound, Washington, which shall include the services of Lyn Goula and Lisa Gage.

                  (b) As and for further compensation, Parnell shall have the right to unlimited use to the TBM aircraft currently being leased by Oakley for Parnell's use. Oakley shall continue to pay for the lease and for all maintenance of the aircraft as provided for in the Lease Agreement between Oakley and Parnell. The right to use the aircraft will continue until it is sold or until the end of the year 2000, which ever first occurs.

                  (c) Oakley agrees to reimburse Parnell for all travel and other reasonable expenses incurred by Parnell in the rendering of his services under this Agreement. It is agreed, however, that until the TBM aircraft is sold, the TBM aircraft shall be used for Parnell's travel when appropriate.

         5.       STOCK OPTIONS

         Oakley and Parnell acknowledge that Parnell has received Stock Options during his previous employment with Oakley (hereinafter referred to as "Parnell Stock Options"). Any such Parnell Stock Option(s) that have not already vested shall continue to vest during the term of this Consultant Agreement and any extensions thereof as provided in the respective agreements for the Parnell Stock Options as if Parnell had remained an employee of Oakley for such period. Further, the terms of the Parnell Stock Options provide that they must be exercised, if vested, within three months of the termination of Parnell's employment with Oakley. Oakley and Parnell agree that this Consultant Agreement extends the exercise date of the vested Parnell Stock Options to three months following the termination of this Consultant Agreement or any extension thereof. Oakley agrees to submit this Agreement to its Board of Directors for



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ratification of the change in terms for the Parnell Stock Options.

         6.       CONFIDENTIAL INFORMATION AND NON-COMPETITION.

                  (a) Confidentiality. Parnell acknowledges that in his employment as a consultant hereunder, and during prior periods of employment with Oakley, he has occupied and will continue to occupy a position of trust and confidence. Parnell shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Parnell's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding Oakley. "Confidential Information" shall mean information about Oakley, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by Oakley for financial reporting purposes and that was learned by Parnell in the course of his employment or consultation with Oakley, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Parnell acknowledges that such Confidential Information is specialized, unique in nature and of great value to Oakley, and that such information gives Oakley a competitive advantage. Oakley agrees to (i) deliver or return to Oakley, at Oakley's request at any time or upon termination or expiration of this Agreement or as soon thereafter as possible, (A) all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by Oakley or prepared by Parnell during the term of his employment and consultation with Oakley and (B) all notebooks and other data relating to research or experiments or other work conducted by Parnell in the scope of employment or consultation or any inventions made, created, authored, conceived, or reduced to practice by Parnell, either alone or jointly with others, and (ii) make full disclosure relating to any inventions.

         If Parnell would like to keep certain property, such as material relating to professional societies or other non-confidential material, upon the termination of employment with Oakley, he agrees to discuss such issues with Oakley. Where such a request does not put Confidential Information of Oakley at risk, Oakley will grant the request. In this regard, Oakley hereby grants Parnell the right to keep his personal copy of the

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black "bound books", which chronicle the financial history of Oakley.

                  (b) Non-Competition. During the term of this Agreement, Parnell shall not directly or indirectly, without the prior written consent of Oakley, provide consultant services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that is then a competitor of Oakley, including any entity engaged in the design, manufacture and/or distribution of eyewear, footwear, watches or clothing or such other commercial products that Oakley shall design, manufacture and/or distribute during the term of his Consultant Agreement (each such competitor a "Competitor of Oakley"); provided, however, that the "beneficial ownership" by Parnell, either individually or as a member of a "group," as such terms are used in Rule 13d of the General rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement. It is further expressly agreed that Oakley will or would suffer irreparable injury if Parnell were to compete with Oakley or any subsidiary or affiliate of Oakley in violation of this Agreement and that Oakley would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Parnell further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Parnell from competing with Oakley or any subsidiary or affiliate of Oakley in violation of this Agreement. Parnell and Oakley acknowledge and agree that the business of Oakley is global in nature, and that the terms of the non-competitive agreement set forth herein shall apply on a worldwide basis. This Agreement does not prohibit Consultant, however, from obtaining either full or part-time employment outside the scope of this contract and specifically does not prohibit Parnell from engaging in his activities relating to the Nephrogenic Diabetes Insipidus Foundation.

                  (c) Non-Solicitation of Customers and Suppliers. During the term of this Consultant Agreement and any extensions hereof, Parnell shall not, directly or indirectly, influence or attempt to influence customers or suppliers of Oakley or any of its subsidiaries or affiliates, to divert their business to any Competitor of Oakley.

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                  (d)     Non-Solicitation of Employees. Parnell recognizes that
he possesses and will possess confidential information about employees of Oakley relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of Oakley. Parnell recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to Oakley in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with Oakley.
Parnell agrees that, during the term of this Consultant Agreement and any extensions hereof he will not, directly or indirectly, solicit or recruit any employee of Oakley for the purpose of being employed by him or by any Competitor of Oakley on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of Oakley to any other person.

                  (e) Survival of Provisions. The obligations contained in this section shall survive the expiration of the Consultant Agreement hereunder and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this section is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

         7. FRINGE BENEFITS. As provided in the parties' previous Employment Agreement, from and after the date of Parnell's termination of employment with Oakley (including the term of the Consultant Agreement), Parnell shall be entitled during his lifetime, to full company paid medical and health insurance for himself and his immediate family at a level no less favorable than that in effect for the benefit of Oakley's senior executive officers.

         8. PRODUCTS. From and after the date of Parnell's termination of employment with Oakley (including the term of the Consultant Agreement), Parnell shall be entitled, during his lifetime, to purchase from Oakley, at employee prices, any and all Oakley products in an annual amount of $25,000.00.

         9. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt

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requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

         If to Oakley:                Oakley, Inc.
                                      One Icon
                                      Foothill Ranch, CA 92610
                                      Attention: Secretary
                                      Phone: (714) 951-0991
                                      Fax: (714) 951-8326

         If to Parnell:               Mike D. Parnell
                                      P.O. Box 1390
                                      96 Main Street
                                      Eastsound, WA 98245
                                      Phone: (360) 376-6355


Either party may change such party's address for notices by notice duly given pursuant hereto.

         10. EFFECT UPON PRIOR AGREEMENTS. Prior agreements between Parnell and Oakley remain in effect only to the extent that they are not modified by the terms of this Consultant Agreement.

         11. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of Oakley with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all of the promises, covenants, duties and obligations of Oakley hereunder.

         12. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California. The parties further agree that any dispute arising under the terms of this Agreement shall be subject to the exclusive jurisdiction of the State or Federal Courts located in Orange County, California and both parties agree to submit to the personal jurisdiction of those courts and the parties waive their right to have any dispute hereunder brought or tried elsewhere.


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         13.      WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         14. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         15. INDEMNIFICATION. Oakley shall indemnify and hold Parnell harmless for acts and omissions in his capacity as an officer, director, employee or consultant of Oakley as provided in the separate written indemnification agreement between Oakley and Parnell.


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         IN WITNESS WHEREOF, Oakley has caused this Consultant Agreement to be executed by its duly authorized officer and Parnell has hereunto signed this Agreement as of the date first above written.

OAKLEY, INC.                                             MIKE D. PARNELL


/s/ COLIN BADEN                                          /s/ MIKE D. PARNELL
----------------                                         -------------------
BY: COLIN BADEN
ITS:PRESIDENT